United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 31, 2023

Date of Report (date of earliest event reported)

Limoneira Company

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34755	77-0260692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1141 Cummings Road

Santa Paula, CA 93060

(Address of Principal Executive Offices) (Zip Code)

(805) 525-5541

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	LMNR	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Farm Management Agreement

On January 31, 2023, Limoneira Company, (the “Company”) entered into a Farm Management Agreement, dated January 31, 2023 (the “FMA”) with Capital Agricultural Property Services, Inc., a Delaware Corporation (“CAPS”), acting on behalf of PAI Centurion Citrus, LLC, a Delaware Limited Liability Company (“PAI”), an affiliate of PGIM Real Estate Finance, LLC, a Delaware Limited Liability Company (“PGIM”). Under the terms of the FMA, the Company will provide farming, management and operations services (the “Management Services”) related to the 3,537-acre citrus grove parcels of land in Tulare County, California (the “Northern Properties”) for an initial term expiring on March 31, 2024, and thereafter continuing from fiscal year to fiscal year unless earlier terminated under the terms of the FMA. The Company will receive fees in the amount of approximately $778,000 per year for the Management Services.

The FMA provides that the Company will secure qualified persons, contractors or firms and supervise such labor needed to carry out the Management Services. The Company is solely responsible for all matters pertaining to the employment of any employees engaged to carry out the Management Services. The FMA contains mutual indemnification obligations and other customary representations and warranties.

Grower Packing and Marketing Agreement

On January 31, 2023, the Company also entered into a Grower Packing & Marketing Agreement (the “GPMA”) with PAI. Under the terms of the GPMA, the Company will provide packing, marketing and selling services for lemons harvested on the Northern Properties for a minimum five-year period (the “Initial Term”). During the Initial Term, the GPMA provides that the Company will use its best efforts to ensure that PAI earns a net return for all lemons packed by the Company that is equal to or greater than PAI would have received under a similar agreement for packing services using a benchmarking standard to be designated (the “Benchmark”). During the Initial Term, PAI will have the right to terminate the agreement in any year following a year in which returns to PAI under the GPMA are below 90% of the Benchmark. The GPMA contains other customary terms, representations, covenants and warranties.

Item 2.01	Completion of Acquisition or Disposition of Asset

On January 31, 2023, the Company completed the previously disclosed sale of the Northern Properties pursuant to the Purchase and Sale Agreement and Joint Escrow Instructions, dated October 10, 2022 (the “Purchase Agreement”), as amended on January 17, 2023 (the “First Amendment”) and as further amended on January 24, 2023 (the “Second Amendment” and, together with the First Amendment and the Purchase Agreement, the “Agreement”) with PGIM. The Agreement was filed as Exhibits 10.1, 10.2, and 10.3 to the Company’s Current Report on Form 8-K filed on January 31, 2023 and is incorporated by reference herein.

The aggregate sale price of the Northern Properties was approximately $100,000,000. The sale was made as part of the Company’s ongoing strategic initiative to monetize certain of its properties. The sale generated approximately $99,000,000 in net proceeds which will be used for debt reduction and general corporate purposes.

Item 9.01	Financial Statements and Exhibits

(b) Pro Forma Financial Information.

The following pro forma financial statements reflecting the disposition described in Item 2.01 to this Current Report are attached hereto as Exhibit 99.1:

1.	Unaudited Pro Forma Consolidated Balance Sheet as of October 31, 2022
2.	Unaudited Pro Forma Consolidated Statement of Operations for the year ended October 31, 2022
3.	Notes to the Unaudited Pro Forma Consolidated Financial Information

(d) Exhibits

Exhibit	Description

99.1	Unaudited Pro Forma Consolidated Financial Information
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2023	LIMONEIRA COMPANY

	By:	/s/ Mark Palamountain
Mark Palamountain
Chief Financial Officer and Treasurer